Exhibit 99.1
AirSculpt Technologies, Inc. Announces Second Quarter 2022 Results and Authorizes Special Cash Dividend
MIAMI BEACH, Fla., August 12, 2022 (GLOBE NEWSWIRE) – AirSculpt Technologies, Inc. (NASDAQ:AIRS)(“AirSculpt” or the “Company”), a national provider of premium body contouring procedures, today announced results for the second quarter ended June 30, 2022. Additionally, its Board of Directors declared a $0.41 per share special cash dividend. The dividend will be paid on September 14, 2022, to shareholders of record at the close of business on August 26, 2022. The dividend is expected to be funded through cash from operations with no additional debt being raised.

•Revenue increased 42.0% from prior year period to $49.7 million
•Strong same-center revenue growth of 20.4%
•Robust cash flow from operations of $10.4 million
•Expect to open four de novo centers per year
•Reiterating 2022 outlook
“We are very pleased with the results of the quarter and are excited to once again report that we achieved our highest volume and revenue in our history” said Dr. Aaron Rollins, Chief Executive Officer of AirSculpt Technologies. “Our revenues grew 42% over the prior year as demand for AirSculpt continued to accelerate. We opened our center in Boston in mid-July and anticipate opening our Philadelphia location late in the third quarter and Toronto toward the end of the fourth quarter. The first half of the year has been outstanding, and it highlights the demand for AirSculpt. We are also announcing that our Board of Directors has approved a special cash dividend in an aggregate amount of approximately $25 million.”
“We are pleased to announce this return of capital to shareholders,” said Adam Feinstein, Chairman of the Board of Directors. “Our Board’s approval of the special dividend reflects our confidence in the Company’s long-term growth potential and strong balance sheet, allowing us to pay a dividend to shareholders, while maintaining financial and operational flexibility to continue to grow our business over the long term.”
“We have a full pipeline of de novo opportunities,” said Chief Operating Officer, Ron Zelhof. “We have opened two centers so far this year and expect to open a total of four. In the past seven months, we have opened four new centers and each center is performing in-line with our expectations. Additionally, we have now finished our center relocation efforts whereby all our centers have at least two procedure rooms.”
Second Quarter 2022 Results
Case volume was 3,691 for the second quarter of 2022, representing growth of 22.5% over the prior year period case volume of 3,014. Revenue for the second quarter of 2022 increased by 42.0% to $49.7 million from $35.0 million in the prior year period. Same-center cases and revenue per case for the second quarter of 2022 were up 4.7% and 15.0%, respectively, over the prior year period. Net income for the quarter was $0.6 million compared to net income of $10.0 million in the prior year period. Net income for the current quarter was impacted by a $7.2 million increase in equity-based compensation compared to the prior year period and approximately $1.9 million of public company related costs which did not exist in the prior year period. For the second quarter of 2022, the Company’s adjusted EBITDA grew 7.1% to $15.2 million as compared to $14.2 million for the prior year period. Adjusted EBITDA for the current year period was impacted by approximately $1.9 million of public company costs. Adjusting the prior year to include these costs, our Adjusted EBITDA growth rate would have been approximately 24%.
Year to Date 2022 Results
Case volume was 6,847 for the first half of 2022, representing growth of 26.3% over the prior year period case volume of 5,422. Revenue for 2022 increased by 46.0% to $89.2 million from $61.1 million in the prior year period. Same-center cases and revenue per case for 2022 were up 7.6% and 15.3%, respectively, over the prior year period. Year to date net income for 2022 declined to $(0.1) million compared to $16.6 million from the prior year period. Net income for the current year period was impacted by a $14.4 million increase in equity-based compensation and approximately $4.2 million of public company related costs which did not exist in the prior year period. For year to date 2022, the Company’s adjusted EBITDA grew 5.2% to $25.0 million as compared to $23.8 million for the prior year period. Adjusted EBITDA for the current year period was impacted by approximately $4.2 million of public company costs. Adjusting the prior year to include these costs, our Adjusted EBITDA growth rate would have been approximately 28%.
2022 Outlook
The Company is reiterating its revenue outlook of $175-179 million and its Adjusted EBITDA guidance in the range of $58 - $60 million. The Company has opened two centers in 2022 and anticipates opening two additional centers in the second half of the year.
For additional information on forward-looking statements, see the section titled "Forward-Looking Statements" below.
Liquidity
As of June 30, 2022, the Company had $35.3 million in cash and cash equivalents and $5.0 million of borrowing capacity under its revolving credit facility. The Company generated $17.5 million in operating cash flows for the six months ended June 30, 2022, compared to $23.8 million for the same period of 2021.
Special Cash Dividend
On August 10, 2022, the Board of Directors approved a special cash dividend of $0.41 per share to be paid to stockholders of record as of August 26, 2022 with a payment date of September 14, 2022. The dividend is expected to be funded through excess cash from operations and not require any additional debt to be issued.
Conference Call Information
AirSculpt will hold a conference call today, August 12, 2022 at 8:30 am (Eastern Time). The conference call can be accessed live over the phone by dialing 1-877-407-9716 or for international callers, 1-201-493-6779. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13731010. The replay will be available until August 19, 2022.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of the Company’s website at https://investors.elitebodysculpture.com/. The online replay will be available for one week following the call.
About AirSculpt
AirSculpt is an experienced, fast-growing national provider of body contouring procedures delivering a premium consumer experience under its brand, Elite Body Sculpture. At Elite Body Sculpture, we provide custom body contouring using our proprietary AirSculpt® method that removes unwanted fat in a minimally invasive procedure, producing dramatic results. It is our mission to generate the best results for our patients.
Forward-Looking Statements
This press release contains forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties, and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies, and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K.
Our future results could be affected by a variety of other factors, including, but not limited to, failure to open and operate new centers in a timely and cost-effective manner; shortages or quality control issues with third-party manufacturers or suppliers; competition for surgeons; litigation or medical malpractice claims; inability to protect the confidentiality of our proprietary information; changes in the laws governing the corporate practice of medicine or fee-splitting; changes in the regulatory, economic and other conditions of the states and jurisdictions where our facilities are located; and business disruption or other losses from war, pandemic, terrorist acts or political unrest.
The risk factors discussed in “Risk Factors” in our Annual Report on Form 10-K could cause our results to differ materially from those expressed in the forward-looking statements made in this press release.
There also may be other risks that are currently unknown to us or that we are unable to predict at this time.
Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Forward-looking statements speak only as of the date they were made, and we are under no duty to update any of these forward-looking statements after the date of this press release to conform our prior statements to actual results or revised expectations.
Use of Non-GAAP Financial Measures
The Company reports financial results in accordance with generally accepted accounting principles in the United States (“GAAP”), however, the Company believes the evaluation of ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures.
These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company's performance that management believes may enhance the evaluation of the Company's ongoing operating results. These non-GAAP financial measures are not presented in accordance with GAAP, and the Company’s computation of these non-GAAP financial measures may vary from similar measures used by other companies. These measures have limitations as an analytical tool and should not be considered in isolation or as a substitute or alternative to revenue, net income, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance, liquidity or indebtedness derived in accordance with GAAP.

AirSculpt Technologies, Inc. and Subsidiaries
Selected Consolidated Financial Data
(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$49,654	$34,967	$89,198	$61,108
Operating expenses:
Cost of service	17,492	11,223	32,154	20,008
Selling, general and administrative	26,010	10,332	50,177	18,990
Loss on debt modification	—	682	—	682
Depreciation and amortization	1,962	1,532	3,848	3,023
Loss on disposal of long-lived assets	227	—	227	—
Total operating expenses	45,691	23,769	86,406	42,703
Income from operations	3,963	11,198	2,792	18,405
Interest expense, net	1,559	1,171	3,051	1,757
Pre-tax net income/(loss)	2,404	10,027	(259)	16,648
Income tax expense/(benefit)	1,821	—	(149)	—
Net income/(loss)	$583	$10,027	$(110)	$16,648

Income per share of common stock
Basic	$0.01	N/A	$—	N/A
Diluted	$0.01	N/A	$—	N/A
Weighted average shares outstanding
Basic	55,640,154	N/A	55,640,154	N/A
Diluted	58,360,685	N/A	55,640,154	N/A

AirSculpt Technologies, Inc. and Subsidiaries
Selected Financial and Operating Data
(Dollars in thousands, except per case amounts)

	June 30, 2022	December 31, 2021
Balance Sheet Data (at period end):
Cash and cash equivalents	$35,253	$25,347
Total current assets	38,710	29,440
Total assets	$218,775	$200,554

Current portion of long-term debt	$850	$850
Deferred revenue and patient deposits	2,607	2,810
Total current liabilities	17,267	16,415
Long-term debt, net	81,812	81,755
Total liabilities	$121,342	$117,026

Total stockholders’ equity	$97,433	$83,528

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$10,398	$14,636	$17,478	$23,814
Investing activities	(1,865)	(1,557)	(6,139)	(3,149)
Financing activities	(509)	(10,439)	(1,433)	(14,196)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Other Data:
Number of centers as of the end of the period	19	15	19	15
Number of procedure rooms as of the end of the period	38	25	38	25

Cases	3,691	3,014	6,847	5,422
Revenue per case	$13,453	$11,602	$13,027	$11,270
Adjusted EBITDA (1)	$15,226	$14,214	$25,015	$23,784
Adjusted EBITDA margin (2)	30.7%	40.6%	28.0%	38.9%
(1) A reconciliation of this non-GAAP financial measure appears below.
(2) Defined as Adjusted EBITDA as a percentage of revenue.

AirSculpt Technologies, Inc. and Subsidiaries
Supplemental Information
(Dollars in thousands, except per case amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Same-center Information (1):
Cases	3,155	3,014	5,710	5,308
Case growth	4.7%	N/A	7.6%	N/A
Revenue per case	$13,343	$11,602	$12,975	$11,258
Revenue per case growth	15.0%	N/A	15.3%	N/A
Number of facilities	15	15	14	14
Number of total procedure rooms	30	25	28	23

(1) For the three months ended June 30, 2022 and 2021, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated since April 1, 2021. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated since April 1, 2021.

For the six months ended June 30, 2022 and 2021, we define same-center case and revenue growth as the growth in each of our cases and revenue at facilities that have been owned and operated since January 1, 2021. We define same-center facilities and procedure rooms as facilities and procedure rooms that have been owned or operated since January 1, 2021.

AirSculpt Technologies, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars in thousands)
We report our financial results in accordance with GAAP, however, management believes the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted EBITDA Margin, which are non-GAAP financial measures.
We define Adjusted EBITDA as net income/(loss) excluding initial public offering (“IPO”) related costs, sponsor management fee, pre-opening de novo and relocation costs, restructuring and related severance, equity-based compensation, loss on debt modification, depreciation and amortization, loss on disposal of long-lived assets, interest expense, net and income tax expense/(benefit).
We include Adjusted EBITDA because it is an important measure on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. Adjusted EBITDA has limitations as an analytical tool including: (i) Adjusted EBITDA does not include results from equity-based compensation and (ii) Adjusted EBITDA does not reflect interest expense on our debt or the cash requirements necessary to service interest or principal payments.
We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. We included Adjusted EBITDA Margin because it is an important measure on which our management assesses and believes investors should assess our operating performance. We consider Adjusted EBITDA Margin to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to net income/(loss), the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income/(loss)	$583	$10,027	$(110)	$16,648
Plus
Sponsor management fee	—	125	—	250
Equity-based compensation	7,275	86	14,591	172
Loss on debt modification	—	682	—	682
IPO related costs	—	—	731	—
Pre-opening de novo and relocation costs	1,249	430	2,096	982
Restructuring and related severance costs	550	161	730	270
Depreciation and amortization	1,962	1,532	3,848	3,023
Loss on disposal of long-lived assets	227	—	227	—
Interest expense, net	1,559	1,171	3,051	1,757
Income tax expense/(benefit)	1,821	—	(149)	—
Adjusted EBITDA	$15,226	$14,214	$25,015	$23,784
Adjusted EBITDA Margin	30.7%	40.6%	28.0%	38.9%

Investor Contact
Dennis Dean
Chief Financial Officer
investors@elitebodysculpture.com